Exhibit 3.148

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     “DR PEPPER SNAPPLE BOTTLING GROUP, INC.”, A DELAWARE CORPORATION,
     WITH AND INTO “THE AMERICAN BOTTLING COMPANY” UNDER THE NAME OF “THE AMERICAN BOTTLING COMPANY”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF MAY, A.D. 2008, AT 11:25 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF MAY, A.D. 2008, AT 11:59 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2880629 8100M 080620553 You may verify this certificate online at corp. delaware. gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6623261 DATE: 05-29-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:21 PM 05/28/2008
FILED 11:25 PM 05/28/2008
SRV 080620553 – 2880629 FILE
CERTIFICATE OF OWNERSHIP AND MERGER
merging
DR PEPPER SNAPPLE BOTTLING GROUP, INC.
(a Delaware corporation)
with and into
THE AMERICAN BOTTLING COMPANY
(a Delaware corporation)
(PURSUANT TO SECTION 253 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)
May 28, 2008
Dr Pepper Snapple Bottling Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
     FIRST: That the Corporation was incorporated on August 11, 1999 pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).
     SECOND: That the Corporation owns all of the issued and outstanding shares of stock of THE AMERICAN BOTTLING COMPANY (“ABC”), a corporation incorporated on April 6, 1998 pursuant to the DGCL.
     THIRD: That the Corporation by the following resolutions of its Board of Directors, duly adopted at a meeting of the Board of Directors on May 20, 2008, has determined to merge with and into ABC pursuant to Section 253 of the DGCL:
     RESOLVED, that it is deemed advisable and in the best interest of Dr Pepper Snapple Bottling Group, Inc., a Delaware corporation (the “Corporation”), that the Corporation, which is the owner of all of the issued and outstanding shares of stock of THE AMERICAN BOTTLING COMPANY, a Delaware corporation (the “Subsidiary”), merge with and into the Subsidiary pursuant to Section 253 of the DGCL (the “Merger”); and further
     RESOLVED, that the effective time and date of the Merger (the “Effective Time”) shall be 11:59 P.M. Eastern Time on May 31, 2008; and further
     RESOLVED, that upon the Merger, the Subsidiary shall be the surviving corporation and shall continue as a corporation organized and existing pursuant to the laws of the State of Delaware under the name of “THE AMERICAN BOTTLING COMPANY”; and further

     RESOLVED, that following the Merger, the corporate existence of the Subsidiary, with all of its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and as the surviving corporation, it shall, from and after the Merger, possess all of the rights, privileges, immunities, powers and purposes of the Corporation, and all of the property (real, personal and intangible), causes of action and every other asset of the Corporation shall vest in the Subsidiary, and the Subsidiary shall assume all of the obligations and liabilities of the Corporation, all without further act or deed; and further
     RESOLVED, that the separate corporate existence of the Corporation shall cease upon the Merger; and further
     RESOLVED, that, upon the Merger, each share of common stock, par value $0.01 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and non-assessable shares of common stock, $0.01 par value per share, of the surviving corporation, a certificate or certificates for which shall be issued to the sole stockholder of the Corporation upon surrender to the surviving corporation of the sole stockholder’s certificate(s) formerly representing shares of common stock of the Corporation; and further
     RESOLVED, that, upon the Merger, each share of common stock, par value $0.01 per share, of the Subsidiary that is issued and outstanding or held as treasury stock immediately prior to the Merger shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, retired and cease to exist without payment of any consideration with respect thereto; and further
     RESOLVED, that, from and after the Merger, the Certificate of Incorporation and the By-Laws of the Subsidiary, as in effect immediately prior to the Merger, shall be those of the surviving corporation; and further
     RESOLVED, that the members of the Board of Directors and officers of the Subsidiary immediately prior to the Merger shall be the members of the Board of Directors and the officers, respectively, of the surviving corporation until successors are appointed in accordance with applicable law and the Certificate of Incorporation and the By-Laws of the surviving corporation; and further
     RESOLVED, that for U.S. Federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; and further
     RESOLVED, that at any time prior to the time the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware becomes effective, the transactions contemplated by these resolutions may be abandoned, these resolutions may be rescinded and said Certificate of Ownership and Merger terminated in accordance with Section 251(d) of the DGCL and any other applicable law; and further
     RESOLVED, that the Board hereby recommends that the sole stockholder of the Corporation approve the Merger and submits the Merger to the sole stockholder of the Corporation for approval; and further
     RESOLVED, that upon approval of the Merger by the sole stockholder, each officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute, acknowledge, file and report, in the name and on behalf of the Corporation, the Certificate of Ownership and Merger and those other agreements, instruments and documents as may be contemplated by the Certificate of Ownership and Merger and any amendments or supplements thereto, in such form and with any such changes, additions or deletions as any such officer shall determine to be advisable and in the best interests of the Corporation, which determination shall be conclusively evidenced by such officer’s execution and delivery thereof; and further
     RESOLVED, each officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Corporation, any agreements, instruments and documents and to do and perform all such acts and things as in their judgment, or in the judgment of any one of them, shall be deemed necessary or advisable in order to carry out, comply with, and effectuate the intent and purposes of the foregoing resolutions and any or all of the transactions contemplated therein or thereby, the authority thereof to be conclusively evidenced by the execution and delivery of such agreements, instruments and documents or the taking of such action.
     FOURTH: ABC shall be the surviving corporation of the Merger under the name of “THE AMERICAN BOTTLING COMPANY”.
     FIFTH: The sole stockholder of the Corporation by unanimous written consent dated as of May 20, 2008 has approved the merger of the Corporation with and into the Subsidiary in accordance with Section 228 of the General Corporation Law of the State of Delaware.
     SIXTH: The merger of the Corporation with and into ABC shall be effective as of 11:59 P.M. Eastern Time on May 31, 2008.
[Signature page follows.]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer as of the date first written above.

DR PEPPER SNAPPLE BOTTLING GROUP, INC.
By:	/s/ William M. Nelson
	Name:	William M. Nelson
	Title:	Senior Vice President & Secretary

[Signature Page to Certificate of Ownership and Merger]